EXHIBIT 99.1

Capstone Therapeutics Announces Plan to Preserve Cash During Ongoing Partnering Efforts

TEMPE, Ariz., Oct. 14, 2011 (GLOBE NEWSWIRE) -- Capstone Therapeutics (Nasdaq:CAPS) (the "Company") announced today its plan to preserve cash during ongoing discussions with potential partners regarding AZX100 in dermal scarring. The Company will reduce staff from its current 18 full-time employees to a core of four individuals covering required regulatory and financial functions at substantially reduced compensation.

"Capstone is observing its commitment to stockholders to preserve cash by moving into a 'hibernation' mode," said Jock Holliman, Executive Chairman. "We promised we would pursue - for a reasonable period of time - a joint development alliance for AZX100. The AZX100 program in dermal scarring has, in fact, generated genuine interest in the marketplace. However, there remains uncertainty regarding the timing of such an alliance, and there are no guarantees that a partnering deal can be consummated in what we consider to be a timely manner. This cash-preservation plan will allow the Company to reduce costs, operate 'virtually' and continue partnering discussions and negotiations in an efficient fashion. Should an alliance be secured, we will reexamine our structure accordingly."

About Capstone Therapeutics

Capstone Therapeutics is a biotechnology company involved in the development of novel therapeutic peptides aimed at helping patients with under-served medical conditions. The Company is focused on development and commercialization of two product platforms: AZX100 and Chrysalin (rusalatide acetate or TP508).

AZX100 is a novel synthetic 24-amino acid peptide, one of a new class of compounds in the field of smooth muscle relaxation and fibrosis. Based on its demonstrated safety and signals of efficacy in Phase 2 clinical trials, as well as its safety and effectiveness in pre-clinical models, AZX100 is currently being evaluated for commercially significant medical applications such as the prevention or reduction of hypertrophic and keloid scarring and treatment of pulmonary fibrosis. Capstone has an exclusive worldwide license to AZX100.

Chrysalin, the Company's novel synthetic 23-amino acid peptide, has been proven in multiple pre-clinical and clinical models to stimulate cellular events leading to angiogenesis, revascularization, and repair of dermal and musculoskeletal tissues. It is currently being evaluated in disorders that involve vascular endothelial dysfunction, such as acute myocardial infarction and chronic myocardial ischemia. The Company owns certain worldwide rights to Chrysalin.

Capstone's corporate headquarters are in Tempe, Arizona. For more information, please visit the Company's website: www.capstonethx.com.

The Capstone Therapeutics logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5429

Statements in this press release or otherwise attributable to Capstone regarding our business that are not historical facts are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which include the timing and acceptability of FDA filings and the efficacy and marketability of potential products, involve risks and uncertainties that could cause actual results to differ materially from predicted results. These risks include:  inability to successfully arrange development agreements, particularly for AZX100; delays in obtaining or inability to obtain FDA, institutional review board or other regulatory approvals of pre-clinical or clinical testing; unfavorable outcomes in pre-clinical and clinical testing; the development by others of competing technologies and therapeutics that may have greater efficacy or lower cost; delays in obtaining or inability to obtain FDA or other necessary regulatory approval of our products; our inability to successfully and cost-effectively develop or outsource manufacturing and marketing of any products we are able to bring to market; changes in FDA or other regulations that affect our ability to obtain regulatory approval of our products, increase our manufacturing costs or limit our ability to market our product; effects of the ongoing qui tam litigation on our stock price, liquidity or our ability to continue operations; our need for additional capital in the future to fund the continued development of our product candidates; and other factors discussed in our Form 10-K for the fiscal year ended December 31, 2010, and other documents we file with the U.S. Securities and Exchange Commission.

Editor's Note: This press release is also available under the Investors section of the Company's website at www.capstonethx.com.

CONTACT:  Karen Struck, Investor Relations
          (602) 286-5250
          kstruck@capstonethx.com

          Lauren Glaser - The Trout Group
          (415) 392-3310
          lglaser@troutgroup.com